Exhibit 99.1

Press Release

Entrust Announces Preliminary Financial Results for First-Quarter 2009

•	Total revenues of approximately $22.6 million

•	Product revenues of approximately $9.4 million

•	Deferred revenue increased to approximately $29.5 million

•	Entrust recorded a net income for the quarter, calculated in accordance with GAAP, of $1.7 million, or $0.03 per share

•	Cash and Cash Equivalents increased to $26.6 million

DALLAS — April 13, 2009 — Entrust, Inc. [NASDAQ: ENTU], a world leader in securing digital identities and information, today announced financial results for its preliminary fiscal quarter ended March 31, 2009.

Revenues for the first quarter were approximately $22.6 million, a decrease of 12 percent from $25.8 million in Q1 2008. Product revenue decreased to $9.4 million in the quarter, a decrease of 2 percent from $9.6 million in Q1 2008. Services revenues were impacted by a strong U.S. dollar in Q1 2009.

Deferred revenue increased two percent in the quarter to approximately $29.5 million versus Q1, 2008. Services accounted for approximately 58 percent ($13.2 million) of total revenue in the quarter, a decrease of 18 percent from $16.2 million in Q1 2008. Declines in professional services revenues and the impact on our Support and Maintenance stream by a strong U.S. dollar accounted for the decrease in overall service and maintenance in the quarter.

“We are pleased with our financial performance for the quarter,” said Bill Conner, Entrust president and chief executive officer. “Despite a tough economic environment we were able increase our non-GAAP earnings per share by three cents and generate positive cash flow from operations of over $4.4 million, which helped us increase our cash balance to $26.6 million.”

Entrust expects a Q1 2009 net income, calculated in accordance with GAAP, of $1.7 million, or $0.03 per share, compared to Q1 2008 net loss of $1.2 million, or $0.02 per share. On a non-GAAP basis, the company recorded a Q1 2009 non-GAAP income of $2.4 million, or $0.04 per share, compared to Q1 2008 non-GAAP income of $344,000 or $0.01 per share. See the financial table below reconciling these non-GAAP figures to GAAP.

Entrust was also cash flow from operations positive by approximately $4.4 million for Q1, 2009, net of change in accrued restructuring charges. Entrust ended the quarter with cash and cash equivalents of approximately $26.6 million and no debt.

On April 13, 2009, Entrust announced that it had entered into a definitive agreement to be acquired by Thoma Bravo.

GAAP to Non GAAP Reconciliation

The following charges for the first quarter 2009, reconcile the GAAP and non-GAAP earnings per share:

•	Stock-based compensation charge in accordance with SFAS 123R of approximately $250,000, or $(0.00) per share for the first quarter of 2009.

•	Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures and Orion of approximately $378,000 or $(0.01) per share for the first quarter of 2009.

See table below for further details of Entrust’s supplemental reconciliation of GAAP to non-GAAP measures.

Entrust plans to release its full financial results for fiscal quarter ended March 31, 2009 on April 28, 2009 after U.S. markets close. The company has cancelled its results conference call that was previously scheduled for April 28th, 2009.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Entrust will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of Entrust are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Entrust and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by Entrust with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Entrust by contacting Entrust Investor Relations at david.rockvam@entrust.com or via telephone at 972-728-0424. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Entrust and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Entrust’s shareholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of Entrust’s shareholders generally) is included in Entrust’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Entrust’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Entrust Investor Relations, at http://www entrust.com\investor.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements relating to Entrust’s, net income per share, non-GAAP income per share and cash flow from operations for the quarter. Such statements are based upon preliminary estimates which involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, inaccuracy in preliminary estimates issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, currency fluctuations, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in Entrust’s other SEC filings. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust [NASDAQ: ENTU] secures digital identities and information for consumers, enterprises and governments in more than 2,000 organizations spanning 60 countries. Leveraging a layered security approach to address growing risks, Entrust solutions help secure the most common digital identity and information protection pain points in an organization. These include SSL, authentication, fraud detection, shared data protection and e-mail security. For information, call 888-690-2424, e-mail entrust@entrust.com or visit www.entrust.com.

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	David J. Chamberlin
Investor Relations	Media Relations
972-728-0424	214-669-7299
david.rockvam@entrust.com	david.chamberlin@mslworldwide.com